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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Patterson Energy, Inc. on Form S-4 of our report dated February 28, 1996, on our audits of the consolidated financial statements as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in Patterson Energy, Inc.'s 1995 Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts."

                                               /s/ Coopers & Lybrand L.L.P.

                                               Coopers & Lybrand L.L.P.

Dallas, Texas
June 19, 1996